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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): April 4, 1997
                        Commission File Number: 0-25386


                               FX ENERGY, INC.
                                --------------
             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                                     87-0504461
                  ------                                     ----------
     (State or other jurisdiction of                        (IRS Employer
      incorporation or organization)                        Identification
     No.)


           3006 HIGHLAND DRIVE
                SUITE 206
           SALT LAKE CITY, UTAH                               84106
     -------------------------------                       -------------
     (Address of Principal Executive Offices)               (Zip Code)


              Registrant's Telephone Number, including Area Code:
                               (801) 486-5555
                           ---------------------


                                    N/A
                                    ----
     (Former name, former address, and formal fiscal year, if changed since last report)



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                             ITEM 5.  OTHER EVENTS

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ADOPTION OF STOCKHOLDERS' RIGHTS PLAN

     The board of directors of FX Energy, Inc. (the Company") has unanimously adopted a Rights Agreement (the "Rights Agreement") under which Preferred Stock purchase rights ("Rights") will be distributed, as a dividend, to stockholders of record as of April 21, 1997 (the "Record Date"), as soon as practicable after such date, at a rate of one Right for each share of the Company's common stock, par value $0.001 ("Common Stock"), held on the Record Date. The Rights Agreement was approved unanimously by the board of directors in concept on February 18, 1997, and formally unanimously adopted on April 4, 1997.

     The Rights contain provisions that are designed to protect stockholders in the event of an unsolicited attempt to acquire the Company, including a gradual accumulation of shares in the open market, a partial or two-tiered tender offer that does not treat all stockholders equally, and other takeover tactics that are currently prevalent and which the board of directors believes may be abusive and not in the best interests of stockholders. The board of directors believes that these tactics tend to pressure stockholders unfairly, coerce them to relinquish their investment without giving them any meaningful choice, and deprive them of the full value of their shares. The implementation of the Rights Agreement increases the board of directors' ability to represent effectively the interests of stockholders of the Company in the event of an unsolicited proposal by enabling it, among other things, to assure the various constituencies of the Company (i.e., its creditors, customers, employees, etc.) that the Company's stability can be maintained in a takeover environment. In addition, the Rights Agreement will give the board of directors more time and the opportunity to evaluate an offer and exercise its good faith business judgment to take appropriate steps to protect and advance shareholder interests by negotiating with the bidder, auctioning the Company, implementing a recapitalization or restructuring designed as an alternative to the offer, or taking other action.

     The Rights are not intended to prevent a takeover of the Company and will not preclude a successful cash tender offer for all of the outstanding shares of Common Stock coupled with a requirement for the tender of Rights formerly attached to such shares. However, the board of directors believes it should discourage most efforts to acquire the Company (short of such an all inclusive tender offer) in a manner or on terms not approved by the board of directors and should deter any attempt by a 20% shareholder to take advantage of the Company through self-dealing transactions sought to be effectuated by obtaining control of the Company's board of directors. The Rights are designed to deal with the very serious problem of a raider using what the board of directors perceives to be coercive tactics to deprive the Company's board or directors and stockholders of any real opportunity to determine the destiny of the Company. The Rights may be redeemed by the Company at a redemption price of $0.01 per Right, subject to adjustment, prior to the public announcement that 20% or more of Common Stock has been accumulated by a single acquirer or group, and thus they should not interfere with any merger or other business combination approved by the board of directors nor affect any prospective offeror willing to negotiate in good faith with the board of directors. The Rights Agreement does not inhibit any stockholder from utilizing the proxy mechanism to promote a change in the management or direction of the Company. However, the Company's classified board does inhibit any stockholder from utilizing the proxy mechanism to promote an immediate change in the management or direction of the Company.

     The board of directors has viewed with concern the possibility of abusive tactics in attempts to take over public companies. While the board of directors is not aware of any effort to acquire control of the Company, it believes that the Rights Agreement represents a sound and reasonable means of safeguarding the investment of stockholders in the Company.

     Distribution of the Rights will not in any way alter the financial strength of the Company or interfere with its business plans. The distribution of the Rights is not dilutive, does not affect reported earnings per share, is not taxable either to the recipient or to the Company, and will not change the way in which stockholders can currently trade shares of Common Stock. However, under certain circumstances, more specifically described below, particularly where the Rights are "triggered" as the result of certain potentially abusive tactics (that is, tactics that are perceived by the board of directors to be either coercive, unfair, or discriminatory), exercise of the Rights may be dilutive or affect reported earnings per share. The Right's discriminatory feature exposes an acquirer to a substantial penalty for proceeding without the board of directors' approval. If the Rights not attached to the acquirer's shares are triggered, they may be exercised by someone even if an initial holder cannot pay the exercise price, since they detach from the underlying shares and become separately tradable no later than the flip-in event (a "flip-in" event occurs if any person, including affiliates and associates, or group acting in concert, without the board of director's prior approval, acquires beneficial ownership of 20% or more of the Company's voting stock). If a significant number of rights were exercised, both the economic value and the voting power of the acquiring person's shares would be immediately and substantially diluted by the issuance of new shares to exercising holders. Further, as to any rights left outstanding after their flip-in exercise period, the acquirer must contend with the flip-over (a "flip-over" event occurs if, following a flip-in event, the Company consummates any business combination in which its stock is changed or exchanged with, or any substantial asset sold to, any person) if it wants to acquire the entire equity interest in the target (since a non-board-approved "squeeze-out" merger cannot eliminate, and will trigger, the detached rights).

     The operation of the Rights is explained in greater detail below, under "Summary of the Rights Agreement."

THE BOARD OF DIRECTORS' REASONS FOR ADOPTING THE RIGHTS AGREEMENT

     Although the Rights Agreement was not adopted by the board of directors in reaction to any known efforts to acquire the Company's stock, the board of directors of the Company is generally concerned that various tactics which in its view could potentially be inequitable to stockholders and disruptive to the Company, its board of directors, and management, have become relatively commonplace in corporate takeover practice. These tactics include: (a) the accumulation of a substantial block of stock without payment of any premium in an effort to, among other things, influence or control the affairs of a corporation or acquire a corporation at a price viewed by the board of directors as unfair, (b) partial and "two-tier" tender offers in which an acquirer does not treat all stockholders equally (e.g., offers involving cash for most of the stock and securities for the balance, as opposed to an all cash offer for all the shares), and (c) highly leveraged offers that are financed by the dismemberment of a corporation or by the issuance to its stockholders of low-quality, high-risk "junk" bonds. The board of directors believes that such tactics often unfairly pressure stockholders without giving them any real choice, deprive stockholders of the full value of their shares, and severely disrupt the conduct of a corporation's business. The board of directors believes that its adoption of the Rights Agreement will deter such tactics and enhance the ability of the board of directors to protect the interest of the stockholders of the Company. The Rights also contain protections against a controlling shareholder taking advantage of its position by engaging in certain self-dealing transactions for its own benefit or to the detriment of other stockholders.

     A major function of the Rights Agreement is to give the board of directors of the Company the opportunity and additional time to evaluate an acquisition offer and determine if it reflects the full value of the Company and is fair to all stockholders, and if not, to reject the offer or to seek an alternative that meets such criteria. Even in the case of an all-cash offer to all stockholders, the Rights Agreement serves the further function of providing leverage for the board of directors to facilitate a bidding process and to negotiate for a better price for the stockholders.

     The Rights Agreement is not intended to prevent, and should not prevent, well-financed (as opposed to low quality, high-risk "junk bond" financing, or other financing that relies on the target company's assets and imperils its viability) and adequate offers for all of the Company's shares. The Rights Agreement is similarly not intended to prevent and should not prevent a proxy contest for control of, or representation on, the board of directors. Notwithstanding the intent of the Rights Agreement, the board of directors would continue to have the power to reject any offer it chooses, including those that may be at a premium over prevailing market prices, and if that were done, the Rights Agreement might have the effect of preventing stockholders from realizing the maximum value of their investment. In addition, the Rights Agreement, particularly when coupled with a classified board of directors (see discussion above) may have the practical effect of entrenching the board of directors and incumbent management. Nevertheless, the Rights Agreement does not relieve the board of directors of its fiduciary obligation to consider in good faith any proposal to acquire the Company and does not allow the board of directors to act in violation of its fiduciary duties to the detriment of the Company's stockholders or for the purpose of entrenching management. The board of directors is required by law, and in any event intends in all cases, to make decisions in good faith and act in the best interests of all of the Company's stockholders. The board of directors, consistent with such fiduciary obligations, will represent all of the stockholders and other affected constituencies (i.e., creditors, customers, employees, and perhaps even the community generally) of the Company when and if a decision is to be made in the context of a specified proposal. The Rights Agreement represents a very important instrument which the board of directors may use to maximize stock values and to protect the interests of all of the Company's stockholders and other constituents.

     The adoption of a rights plan may, under certain circumstances, have a negative effect on stock price and may impede legitimate acquisition plans, or, depending on the circumstances, may have a positive effect on stock price and help maximize shareholder value. Although the issue is not free from doubt, the board of directors, having considered these views, has concluded that those arguments, because they are not supported by conclusive data, are speculative and do not justify leaving the Company and its stockholders without what the board of directors believes to be additional protection against takeover tactics which are viewed by the board of director as abusive or unfair treatment by an acquirer. The board of directors believes that the Rights and the Rights Agreement represent a sound and reasonable means of addressing the complex issues of corporate policy created by the current takeover environment.
Although it is possible that the proposed Rights Agreement might be invalidated by a court in the future, the board of directors knows of no precedent which will require it to be invalidated. The board of directors believes that, under current law, the courts will not invalidate the Rights Agreement or its administration if the board of directors can show that the Rights Agreement was adopted and is administered to protect the Company and its stockholders against a reasonably perceived threat to corporate policy and effectiveness and is a reasonable response to a threat actually posed in particular circumstances.

SUMMARY OF THE RIGHTS AGREEMENT

     A dividend of one right ("Right") for each outstanding share of Common Stock of the Company is payable to holders of Common Stock as of the Record Date. Each Right entitles the registered holder thereof to purchase from the Company one one-hundredth (1/100) of a share of Series A Preferred Stock (the "Series A Preferred Stock") at an exercise price of $100 (the "Exercise Price"). The terms and conditions of the Rights are contained in the Rights Agreement between the Company and Fidelity Transfer Corporation, as rights agent (the "Rights Agent"); and the summary contained herein is qualified in its entirety by the terms of the Rights Agreement, which is included as an exhibit to this report.

     Initially the Rights will not be exercisable, certificates for the Rights will not be issued, and the Rights will automatically trade with the Common Stock.

     Until the close of business on the Separation Date, which will occur on the earliest of (i) the tenth day after the public announcement that a person or group of affiliated or associated persons ("Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Voting Shares (as defined in the Rights Agreement) of the Company (the "Stock Acquisition Date") or (ii) the tenth day after the date of the commencement of, or first public announcement of, the intent of any person to commence a tender or exchange offer or take-over bid to acquire beneficial ownership of 20% or more of the outstanding Voting Shares of the Company or
(iii) such later date as may be fixed by the board of directors from time to time by notice to the Rights Agent and publicly announced by the Company, the Rights will be represented by and transferred only with the Common Stock. Until the Separation Date, new certificates issued for Common Stock after the Record Date will contain a legend incorporating the Rights Agreement by reference, and the surrender for transfer of any of the Common Stock certificates will also constitute the transfer of the Rights associated with the Common Stock represented by those certificates. Promptly following the Separation Date, separate certificates representing the Rights will be mailed to holders of record of Common Stock at the close of business on the Separation Date, and thereafter the certificates representing the Rights alone will evidence the Rights. The Rights are not exercisable until the Separation Date.

     The Exercise Price payable and the number of shares of Series A Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination, or reclassification of, the Common Stock, (ii) upon the grant to holders of Common Stock of certain rights or warrants to subscribe for Common Stock or convertible securities at less than the Market Price (as defined in the Rights Agreement) of the Common Stock, or
(iii) upon the distribution to holders of Common Stock of evidences of indebtedness or assets (excluding regular cash dividends and dividends payable in Common Stock) or of subscription rights or warrants.

     If any Person becomes an Acquiring Person, other than pursuant to a tender or exchange offer for all outstanding Common Stock of the Company that the board of directors, taking into account the long-term value of the Company and all other factors that the board of directors considers relevant (such as, for example, the adequacy of the price offered, the fairness of the offer to the Company and its stockholders, the nature and timing of the offer, the impact on constituencies other than stockholders, the probability of consummation, the quality of any securities being offered in the exchange, as well as the basic stockholder interests at stake, including stockholder interests in long-term as compared to short-term values and in making independent, uncoerced investment decisions), determines to be at a price and on terms that are fair to holders of Common Stock of the Company (a "Flip-in Event"), each holder of a Right, other than the Acquiring Person, will have the right to receive, upon payment of one-half (1/2) the Exercise Price, in lieu of Series A Preferred Stock, a number of shares of Common Stock of the Company having an aggregate Market Price equal to the Exercise Price.

      For example, at the Exercise Price of $100 per Right, if any person becomes the beneficial owner of 20% or more of the outstanding Common Stock of the Company, each Right (other than Rights owned by such 20% beneficial owner or any of its affiliates or associates, which will have become void) would entitle its holder to purchase $200 worth of Common Stock for $100. Assuming that the Common Stock had a per share value of $10 at such time, each Right would effectively entitle its holder to purchase 20 shares of Common Stock for $100.

     After a Flip-in Event, Rights that are (or, under certain circumstances, Rights that were) beneficially owned by an Acquiring Person will be null and void.

     Unless the Rights are redeemed earlier, if, after the Stock Acquisition Date, the Company is acquired in a merger or other business combination (in which any of the Common Stock is changed into or exchanged for other securities or assets) or more than 50% of the assets or operating income or cash flow of the Company and its subsidiaries (taken as a whole) are sold or transferred in one or a series of related transactions (a "Flip-over Transaction or Event"), the Rights Agreement provides that proper provision shall be made so that each holder of record of Rights will, from and after that time, have the right to receive, upon payment of the Exercise Price, that number of shares of Common Stock of the acquiring company (or, in certain circumstances, the direct or indirect corporate parent of the acquiring company) which has a Market Price at the time of such Flip-over Transaction or Event equal to twice the Exercise Price. The right to purchase shares of an acquiring company would not apply to a transaction with a person that became an Acquiring Person pursuant to a tender or exchange offer approved by the Company's board of directors if the price paid to holders of Common Stock in the transaction was not less than the price paid in such tender or exchange offer.

     Fractions of Series A Preferred Stock (other than fractions that are integral multiples of one one-hundredth of a share) may, at the election of the Company, be evidenced by depository receipts. The Company may also issue cash in lieu of fractional shares of Series A Preferred Stock that are not integral multiples of one one-hundredth of a share of Series A Preferred Stock.

     The board of directors believes that the Rights Agreement provides an important level of protection against abusive corporate takeover techniques. Decisions respecting redemption of the rights can only be effected by the board of directors' "Rights Redemption Committee," consisting of at least three continuing directors, at least a majority of whom are not employees of the
Company   In addition to the terms of the Rights Agreement as adopted by the board of directors, the directors have proposed an amendment to the articles of incorporation, which provides for a corresponding provision in the articles to the effect that the Rights may only be redeemed by such a Rights Redemption Committee, consisting of at least three continuing directors, at least a majority of whom are not employees of the Company. This provision prevents stockholders associated with a bidder from adopting a by-law provision or amendment to the Rights Agreement requiring redemption of the Rights, thereby circumventing the protections the stockholders that the Rights Agreement is intended to provide.

     At any time prior to the earlier of (i) the Expiration Date (defined as the close of business on the tenth-year anniversary of the Rights Agreement) or (ii) the close of business on the tenth day after the Stock Acquisition Date (subject to extension by the Rights Redemption Committee), the Rights Redemption Committee may, at its option, cause the Company to redeem the rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"), subject to adjustment. Immediately upon the action of the board of directors authorizing redemption of the Rights, the right to exercise the Rights will terminate, and the holders of Rights will only be entitled to receive the Redemption Price without any interest thereon. Decisions respecting redemption of the Rights can only be effected by the board of directors' Rights Redemption Committee consisting of at least three continuing directors, at least a majority of whom are not employees of the Company. A "continuing director" means any director of the Company who was a director prior to the time the Interested Stockholder, as defined in the Rights Agreement, became such, and any other director whose election as a director was recommended for approval by a majority of the Continuing Directors. An "employee" director means any director who is currently or who has been during the preceding 12 months a full-time employee of the Company.

     As long as the Rights are redeemable, the Rights Redemption Committee, without further stockholder approval, may, except with respect to the Exercise Price or Expiration Date of the Rights, amend the Rights Agreement in any manner that, in the board of directors' opinion, does not materially adversely affect the interests of holders of the Rights as such.

     Until a Right is exercised, the holder, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

THE SERIES A PREFERRED STOCK

     The following description of the Series A Preferred Stock is qualified in its entirety by the Designation of Rights, Privileges, and Preferences included as an exhibit to this report.

     The Series A Preferred Stock is non-redeemable and subordinate to any other series of the Company's Preferred Stock which may at any time be issued (the Company currently does not have any Preferred Stock outstanding). The Series A Preferred Stock may not be issued, except upon exercise of Rights (each Right to be distributed to holders of Common Stock entitles such holder to purchase one one-hundredth of a share of Series A Preferred Stock). Each share of Series A Preferred Stock is entitled to receive, when, as, and if declared, a dividend in an amount equal to one hundred times the cash dividend declared on each share of Common Stock. In addition, each share of Series A Preferred Stock is entitled to receive one hundred times any non-cash dividends declared with respect to each share of Common Stock, in like kind, other than a dividend payable in shares of Common Stock. In the event of liquidation, the holder of each share of Series A Preferred Stock shall be entitled to receive a liquidation payment in an amount equal to one hundred times the liquidation payment made per share of Common Stock of the Company. Each share of Series A Preferred Stock has one hundred votes, voting together with the Common Stock and not as a separate class, unless otherwise required by law or the Company's articles of incorporation. In the event of any merger, consolidation, or other transaction in which shares of Common Stock of the Company are exchanged, each share of Series A Preferred Stock is entitled to receive one hundred times the amount received per share of Common Stock of the Company.

      Reserved Shares

      The Rights Agreement contemplates that the Company will reserve a sufficient number of authorized but unissued shares of Common Stock to permit the exercise in full of the Rights should the Rights become exercisable. The board of directors has proposed an amendment to the Company's articles of incorporation to increase the authorized capital of the Company to include an additional 10,000,000 shares of Common Stock. This amendment will be considered by the stockholders of the Company at the 1997 annual meeting. If the amendment is not approved by the stockholders, the number of authorized but unissued and non-reserved shares of Common Stock would not be sufficient for issuance upon the Rights becoming exercisable based on the initial terms of the Rights before the effect of any future anti-dilution adjustment for such events as a share dividend or stock split or consolidation and before the effect of any future adjustment resulting from a Flip-In Event. However, pursuant to provisions of Nevada's corporate law, the board of directors could effect a stock consolidation without submitting the matter to the stockholders for their consideration, and the board of directors may do so in the event of a possible Flip-in Event if the proposed amendment to the articles of incorporation to increase the authorized number of shares of Common Stock is not approved by the
stockholders.   Depending upon the then current market price of the Common Stock and the Exercise Price, the number of shares of Common Stock presently authorized or to be authorized if the additional shares are authorized may be insufficient to permit exercise in full of the Rights upon the occurrence of a Flip-in Event. Consequently, the effectiveness of the Rights Agreement may be impaired if an insufficient number of shares is authorized and reserved for issuance upon the exercise of Rights.

AMENDMENT OF THE RIGHTS AGREEMENT

     At any time prior to the Exercisability Date, the Board of Directors may amend any provision of the Rights Agreement in any manner, including to change the Exercise Price, without the approval of the holders of the Common Stock. Thereafter, subject to certain limitations, the Board of Directors may amend the Rights Agreement without the approval of the holders of the Common Stock so long as the interests of the holders of the Rights are not adversely affected, including generally (i) to shorten or lengthen any time period under the Rights Agreement or (ii) in any manner that the Board deems necessary or desirable, so long as such amendment is consistent with and for the purpose of fulfilling the objectives of the Board of Directors in originally adopting the Rights Agreement.

CERTAIN EFFECTS OF THE RIGHTS AGREEMENT

     The Rights Agreement is intended by the board of directors to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's length negotiations with the Company's management and board of directors. However, the Rights Agreement could also have the effect of discouraging a third-party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders, or even though some stockholders might otherwise desire such a tender offer or change in control. In particular, the Rights Agreement may discourage a third-party from seeking to acquire the Company on account of the substantial dilution to which an acquirer is potentially exposed in the event the board of directors of the Company does not redeem the Rights.

     If persons seeking to acquire control of the Company are members of or affiliated with management or the board of directors, then the protection of stockholders' interest will be based on the board of directors' fiduciary obligations generally and, in particular, its duty not to indulge in self-dealing. Observance of such obligations and duty may, in certain circumstances, include inviting bids from third parties.

     In addition, since the Rights Agreement is designed to discourage accumulations of large blocks of Company stock by purchasers whose objective is to have such stock repurchased by the Company or a third-party at a premium, adoption of the Rights Agreement could tend to reduce temporary fluctuations in the market price of the Company's stock which are caused by accumulations of large blocks of stock. Accordingly, stockholders could be deprived of certain opportunities to sell their stock at a higher market price.

     Takeovers or changes in management of the Company that are proposed and effected without prior consultation and negotiation with the Company's management are not necessarily detrimental to the Company and its stockholders. In addition, the requirement that a potential acquirer negotiate with the board of directors of the Company as to the terms of the proposed acquisition may result in insulating management of the Company from certain efforts to remove it, or affording management the opportunity to thwart an effort to oust it. However, the board of directors believes that the benefits of enhancing the ability to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure the Company outweighs the disadvantages of discouraging such proposals, or the possibility of self-interest by management.


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                   ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

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     (a)  Financial statements of businesses acquired.  Not applicable.

     (b)  Pro forma financial information.  Not applicable.

     (c)  Exhibits.  The following exhibit is included as part of this report:



            SEC
EXHIBIT  REFERENCE
 NUMBER   NUMBER                TITLE OF DOCUMENT                LOCATION
-------- --------- -------------------------------------------- ------------
Item 4.            Instruments Defining the Rights of Security
                    Holders
---------------------------------------------------------------
  4.01       4     Form of Amendment To Articles Of             This Filing
                    Incorporation Designating Rights,
                    Privileges, And Preferences Of Series "A"
                    Preferred Stock
  4.02       4     Form of Rights Agreement dated as of April   This Filing
                    4, 1997, between FX Energy, Inc., and
                    Fidelity Transfer Corp.



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                                   SIGNATURES

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      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 9, 1996                  FX ENERGY, INC.


                                        By:/s/Scott J. Duncan, Vice President